UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Apollo Realty Income Solutions, Inc.
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 25, 2025
To the Stockholders of Apollo Realty Income Solutions, Inc.:
The 2025 annual meeting of stockholders (the “Annual Meeting”) of Apollo Realty Income Solutions, Inc., a Maryland corporation (“ARIS,” our “Company,” “we,” “our” or “us”), will be held on November 25, 2025, at 1:00 p.m., Eastern Time, to consider and vote on the following matters:
(1)	The election of seven directors to serve on ARIS’ board of directors until ARIS’ 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify;
(2)	The ratification of the appointment of Deloitte & Touche LLP as ARIS’ independent registered public accounting firm for the 2025 fiscal year; and
(3)	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The close of business on August 27, 2025 has been fixed by our board of directors as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help ARIS avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.
In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.proxyvote.com by 11:59 p.m., Eastern Time, on November 22, 2025. Stockholders have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting.
The Annual Meeting will begin promptly at 1:00 p.m., Eastern Time. Please check in by 12:45 p.m., Eastern Time, on the day of the Annual Meeting so that any technical difficulties may be addressed before the live webcast begins.
If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on the Record Date, you may vote your shares of Common Stock by proxy or electronically at the Annual Meeting, and your Virtual Control Number will be on your proxy card. If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution and you wish to vote electronically at the Annual Meeting, you must provide a legal proxy from your broker or other financial institution during registration and you will be assigned a Virtual Control Number in order to vote electronically during the Annual Meeting. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to register, connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year.

By Order of the Board,

/s/ Anastasia Mironova
Anastasia Mironova Chief Financial Officer, Treasurer and Secretary

New York, New York
September 8, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held November 25, 2025. The Proxy Statement and our 2024 Annual Report to Stockholders are available at: www.proxyvote.com.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 25, 2025
This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Apollo Realty Income Solutions, Inc., a Maryland corporation (“ARIS,” our “Company,” “we,” “our” or “us”; “Apollo” refers to Apollo Global Management, Inc., together with its subsidiaries, unless the context requires otherwise), for use at ARIS’ 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on November 25, 2025, at 1:00 p.m., Eastern Time, or at any postponements or adjournments thereof.
All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help ARIS avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.
In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.proxyvote.com by 11:59 p.m., Eastern Time, on November 22, 2025. Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting. Questions that are pertinent to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. We may address substantially similar questions, or questions that relate to the same topic, in a single response.
If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), you may vote your shares of Common Stock by proxy or electronically at the Annual Meeting, and your Virtual Control Number will be on your proxy card.
If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution and you wish to vote electronically at the Annual Meeting, you must provide a legal proxy from your bank or other financial institution during registration and you will be assigned a Virtual Control Number in order to vote electronically during the Annual Meeting. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to register for the Annual Meeting and demonstrate proof of stock ownership, are posted at www.proxyvote.com. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Annual Meeting in order for your vote to be counted.
The Annual Meeting will begin promptly at 1:00 p.m., Eastern Time. Please check in by 12:45 p.m., Eastern Time, on the day of the Annual Meeting so that any technical difficulties may be addressed before the live webcast begins. Technicians will be ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that is posted on the virtual Annual Meeting page.
Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Annual Meeting. Attending (virtually) the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2026 annual meeting of stockholders and until their successors are duly elected and qualify, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, FOR the election of any other nominees designated by our board of directors.
This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about September 8, 2025.
ANNUAL REPORT
This Proxy Statement is accompanied by our Annual Report to Stockholders for the fiscal year ended December 31, 2024, including financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm, and their report thereon, dated March 21, 2025.
VOTING SECURITIES AND RECORD DATE
Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on August 27, 2025 (the “Record Date”) with respect to (i) the election of seven directors to serve on our board of directors until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year and (iii) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.
The presence, in person or by proxy, at the virtual Annual Meeting of holders of Common Stock entitled to cast at least 50% of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors, your shares will not be voted on those items, and a broker non-vote will occur. Abstentions and broker non-votes will have the effect of a vote against the nominees. Abstentions, if any, will have no effect on the voting results for the ratification of the appointment of Deloitte & Touche LLP as ARIS’ independent registered public accounting firm for the 2025 fiscal year.
The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of a director, a majority of all the votes represented in person or by proxy at the Annual Meeting; and (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal.
The board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.
As of the Record Date, we had 10,206 shares of Class S Common Stock, 4,869 shares of Class D Common Stock, 1,199,099 shares of Class I Common Stock, 820,943 shares of Class E Common Stock, 1,547,618 shares of Class F-I Common Stock, 19,963,963 shares of Class A-I Common Stock and 36,023,392 shares of Class A-III Common Stock issued and outstanding. No other classes of shares of Common Stock were issued and outstanding.

1. ELECTION OF DIRECTORS
Board of Directors
Our board of directors is currently comprised of seven directors: Lisa Coca, Jess Lipsey, Gary Meltzer, Philip Mintz, Stuart Rothstein, Michael Swell and Roberta Sydney. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.
Upon the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”), our board of directors has nominated Lisa Coca, Jess Lipsey, Gary Meltzer, Philip Mintz, Stuart Rothstein, Michael Swell and Roberta Sydney to stand for election as directors, by the stockholders at the Annual Meeting, to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Lipsey, Meltzer, Mintz, Rothstein and Swell and Mses. Coca and Sydney as directors, unless otherwise instructed. If the candidacy of Messrs. Lipsey, Meltzer, Mintz, Rothstein and Swell or Mses. Coca and Sydney should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that, if elected, any of Messrs. Lipsey, Meltzer, Mintz, Rothstein and Swell and Mses. Coca and Sydney will be unable or unwilling to serve as director.
Information Regarding the Nominees for Election as Directors
The following information is furnished as of September 8, 2025 regarding the nominees for election as directors.
Lisa Coca, 57, has been one of our directors since June 2022. Ms. Coca has also been a Partner at Toyota Ventures since September 2021, where she leads the firm's Climate Fund, which focuses on investing in carbon neutrality solutions. Between February 2021 and December 2022, Ms. Coca served as an independent director and chair of the audit committee for Broadscale Acquisition Corp. (NASDAQ: SCLE). Between December 2019 and April 2021, Ms. Coca served as a managing director and entrepreneur-in-residence for Intel Corporation's (NASDAQ: INTC) Emerging Growth & Incubations Division, leading teams responsible for creating new business plans. Ms. Coca was also a founding member of GE Ventures, where she launched and led the Enterprise Software Investment practice as well as the EDGE program between 2012 and April 2019. Between 2005 and 2011, Ms. Coca worked in a variety of roles at GE Real Estate, first as Managing Director for the Commercial Initiatives Group, identifying and developing new investment opportunities, then as the Global Sustainability and Ecomagination Leader, focusing on leveraging technology and operating best practices to reduce the environmental impact of the firm's assets, and most recently as Vice President for Sustainability for GECRE International. Formerly, Ms. Coca also served as Director at Deutsche Bank's DB Real Estate division, managing distribution and investor relations for mezzanine debt and real estate opportunity funds. Ms. Coca currently serves on the following boards of directors: Alora since July 2023, a privately held ocean agriculture company; Yard Stick PBC since August 2023, a private soil carbon measurement technology company; Ecolectro since October 2023, a private company developing technology for the production of green hydrogen; Oxylus Energy since September 2024, a private company developing technology that converts carbon dioxide into carbon-neutral fuels and chemical feedstocks; and AM Batteries since September 2024, a private company developing a process for the dry manufacturing of electrodes. Ms. Coca also serves on the audit committee for AM Batteries. She previously served on the board of trustees of the Girls' Middle School and on the board of directors of BizWorld.org, a non-profit fostering entrepreneurship in children. Ms. Coca graduated with Honors from the University of Pennsylvania's Wharton School and earned an MBA from the Stanford Graduate School of Business. Ms. Coca was selected to serve on our board of directors because of her considerable experience in business development, real estate and board oversight.
Jess Lipsey, 44, has served as our Chief Executive Officer and President and has been one of our directors since December 2024. Mr. Lipsey has served as the Chief Investment Officer of the Adviser since December 2024 and previously served as the Co-Chief Investment Officer of the Adviser from June 2022 to December 2024. Mr. Lipsey also is a partner in the real estate group at Apollo, where he joined in 2010 to help found the real estate private equity group, and subsequently was responsible for building Apollo’s net lease platform. Mr. Lipsey is responsible for overseeing all aspects of the ARIS and net lease businesses, including investment strategy and sourcing as well as day to day management of their teams and investments. Prior to joining Apollo in 2010, Mr. Lipsey worked at

Lehman Brothers Real Estate Partners, where he was involved in the acquisition and asset management of equity and structured debt investments across the US. Previously, he was an analyst in the Real Estate Investment Banking Group at Wachovia Securities, where he participated in advisory and financing assignments on behalf of private and public companies. Mr. Lipsey has served on the boards of directors for Newport Parent Corporation, La Costa Capital Partners, LLC and Inspire Realty Services, Inc., since July 2021, March 2024, and November 2024, respectively. Additionally, Mr. Lipsey serves on the board of trustees for Bigs & Littles NYC Mentoring. Mr. Lipsey graduated magna cum laude from Washington and Lee University with a BS in Business Administration and Accounting. Mr. Lipsey was selected to serve on our board of directors because of his extensive leadership experience and real estate investment expertise.
Gary Meltzer, 62, has been one of our directors since June 2022. Since October 2020, Mr. Meltzer has served as Executive Advisor, Consultant and Investor at Harris Ariel Advisory LLC, where he provides business advisory services to early stage companies focusing on strategy, governance, operations, finance and risk. Between 1985 and September 2020, Mr. Meltzer served in a variety of roles at PricewaterhouseCoopers LLP (“PwC”), including most recently as the Managing Partner responsible for PwC's Bay Area and Northwest Market and as a member of PwC's Extended Leadership Team. Prior to his latest positions at PwC, Mr. Meltzer was a member of PwC's Financial Services Leadership Team from 2010 to 2016, leading the Asset and Wealth Management sector. Mr. Meltzer currently serves as a member of the boards of directors of American Century Mutual Funds (Equity) and SoFi Technologies, Inc. (NASDAQ: SOFI) since December 2022 and July 2024, respectively. Mr. Meltzer also serves as chair of SOFI’s audit committee. Additionally, Mr. Meltzer also serves as a Senior Advisor to Pontoro Inc., an Advisory Board Member of the Binghamton University School of Management, and a Founding Member of the Children's Heart Fund at Mount Sinai Health System in New York. Mr. Meltzer previously served as a member of the board of directors and chair of the audit committee of ExcelFin Acquisition Corp. (NASDAQ:XFIN) from October 2021 to October 2024. He also previously served as a member of the Leadership Council for Tipping Point Community and as a member of the board of directors and the executive committee for the Bay Area Council. Mr. Meltzer received a BS in Accounting from Binghamton University and is a Certified Public Accountant in the state of New York. Mr. Meltzer was selected to serve on our board of directors because of his strong background in public accounting and auditing.
Philip Mintz, 58, has been one of our directors since June 2022. From June 2022 to June 2024, Mr. Mintz also served as our Co-Chief Executive Officer and Co-President. Mr. Mintz is also a Partner at Apollo, and serves as the vice chairman of the Global Real Estate business. Mr. Mintz joined Apollo in 2015, following Apollo's acquisition of Venator Real Estate Capital Partners, the firm which Mr. Mintz founded in 2013 and the manager of the $1 billion Trophy Property Development Fund (“TPD”). Beginning in 2012 and until 2013, Mr. Mintz served as Chief Investment Officer of Winnington Capital in Hong Kong, the prior manager of TPD. Previously, he was the Chief Investment Officer of Asia Pacific Land, a Tokyo based real estate investment manager with offices in Tokyo, Hong Kong, Shanghai and Taipei. Mr. Mintz was previously a Partner at Warburg Pincus, where he initiated the Asian real estate investing efforts and deployed over $800 million in equity. He was also the Chief Executive Officer of General Electric Real Estate Asia, where he led a team of 300 employees throughout the region and managed assets in excess of $4 billion. Mr. Mintz holds a BA in Political Science from Duke University, a JD from Fordham University, and an MBA from New York University. Mr. Mintz was selected to serve on our board of directors because of his extensive executive experience and real estate investment expertise.
Stuart Rothstein, 59, has been one of our directors since September 2021 and has served as Chair of our board of directors since June 2022. Mr. Rothstein has been a Partner and the Chief Operating Officer – Real Estate of Apollo since 2009 and the Chief Operating Officer – Asset Backed Finance of Apollo since April 2023. In those roles, Mr. Rothstein is responsible for managing the day-to-day operations of the businesses as well as strategic planning development and implementation of growth and product strategies and new business development. Since March 2012, Mr. Rothstein has been the President and Chief Executive Officer and one of the directors of Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) (“ARI”). From September 2009 through April 2013, Mr. Rothstein served as the Chief Financial Officer, Treasurer and Secretary of ARI and from January 2022 to April 2022, he also served as the interim Chief Financial Officer, Treasurer, and Secretary of ARI. Since February 2024, Mr. Rothstein has been chair of the board of directors of Apollo Asset Backed Credit Company LLC. Since December 2024, Mr. Rothstein has served as president of Apollo Diversified Real Estate Fund (“ADREF”) and as chairman and trustee of ADREF's board of trustees. Prior to joining Apollo in 2009, Mr. Rothstein was a Co-Managing Partner of Four Corners Properties, a privately held real estate investment company. Previously, he was employed by KKR Financial Advisors, LLC, RBC Capital Markets, Related Capital Company and Spieker Properties, Inc. Mr. Rothstein

graduated from the Schreyer Honors College at the Pennsylvania State University with a BS in Accounting and received an MBA from the Stanford University Graduate School of Business. Mr. Rothstein was selected to serve on our board of directors because of the strategic leadership and business judgment he has demonstrated in his various leadership roles with Apollo and his extensive managerial and executive experience.
Michael Swell, 59, has been one of our directors since June 2022. From 2007 to December 2021, Mr. Swell was a Partner and Managing Director of Goldman Sachs Asset Management, where he served as Head of Global Fixed Income Portfolio Management and Head of U.S. Fixed Income. Prior to joining Goldman Sachs Asset Management, Mr. Swell was Head of Fixed Income of Friedman, Billings, Ramsey Group from 2004 to 2007, where he founded the mortgage fixed income sales, trading and underwriting division. From 1993 to 2004, Mr. Swell served as Head of Securities Sales and Trading Group at Freddie Mac, where he oversaw the trading, sales and risk management aspects of its mortgage trading arm. Mr. Swell currently serves as a member of the advisory board of Vested, Inc., a venture capital investment firm (since July 2023), and as an independent director of the Trust Company of the West/Met West 1940 Act Mutual Fund Complex, a mutual fund company (since March 2024). Mr. Swell graduated cum laude from Brandeis University, with both a BA in Politics and Economics and an MA in International Economics and Finance. Mr. Swell was selected to serve on our board of directors because of his significant professional and management experience and strong background in finance.
Roberta Sydney, 66, has been one of our directors since June 2022. Since March 2023, Ms. Sydney has served as chair of the board of directors for Buttcon Holdings, a Canadian construction company. Since January 2025, Ms. Sydney has served as the lead independent director for JRM Construction, an ESOP corporation. Ms. Sydney founded a commercial real estate development company, Sydney Associates, Inc. in 1999 and oversaw the acquisition, development, financing, and selective divestment of real estate assets until 2019. She also served as Principal at State Street Global Advisors from 1997 to 1999 while also taking over and leading a family construction company, Sydney Construction, Inc., during the same period. From 1993 to 1996, she served as Senior Vice President, Consumer Lending and Mortgage at BayBank, focusing on asset management and mortgage originations. Ms. Sydney previously served as chair of the board of directors and chair of the nominating and governance committee for HEI Civil, a heavy civil construction general contractor, and as an independent director and the compensation committee chair on the board of directors of Plaxall, Inc., a New York manufacturing and real estate company. Ms. Sydney also previously served as an independent director at Kiavi (formerly known as LendingHome, Inc.), a privately held real estate single family rental lending company, where she served as lead independent director and as a member of the nominating and governance committee. She also served as an independent director of Tiedemann Advisors, Inc., a global wealth advisor. Ms. Sydney serves on the Trustee Advisory Board of the Beth Israel Deaconess Medical Center, a Harvard Medical School teaching hospital. Ms. Sydney received a BA in French Language and Literature from Wellesley College, an MBA from Harvard Graduate School of Business, and an MS in Real Estate Development from Massachusetts Institute of Technology. Ms. Sydney was selected to serve on our board of directors because of her extensive experience with real estate investments and her extensive board oversight experience.
Our board of directors recommends a vote FOR the election of Messrs. Lipsey, Meltzer, Mintz, Rothstein and Swell and Mses. Coca and Sydney as directors.
A majority of all of the votes represented in person or by proxy at the Annual Meeting at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Lipsey, Meltzer, Mintz, Rothstein and Swell, and Mses. Coca and Sydney unless otherwise instructed. Abstentions, if any, and broker non-votes will have the effect of a vote against the nominees, although they will be considered present for the purpose of determining the presence of a quorum.
In accordance with our Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, or until such director’s earlier resignation, death or removal.
There is no familial relationship among any of the members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2022. Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review our future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2024 and 2023.

	For the Fiscal Year Ended December 31, 2024	For the Fiscal Year Ended December 31, 2023
Audit Fees(1)	$490,000	$443,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$490,000	$443,500

(1)
Audit Fees include amounts billed to us related to annual financial statement audit work, seed balance sheet audit work, quarterly financial statement reviews and review of SEC registration statements.

The Audit Committee’s charter requires the Audit Committee to review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by our Company’s independent external auditors and evaluate the effect thereof on the independence of the external auditors. All audit services provided to us by the Company’s independent external auditors were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year.
A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS
Board of Directors
Our board of directors is responsible for overseeing our business and affairs. Our board of directors conducts its business through meetings and actions taken by consent in lieu of meetings. During the fiscal year ended December 31, 2024, our board of directors held seven meetings. All of the directors then serving on our board of directors attended at least 75% of the aggregate number of meetings of our board of directors and of the committees of our board of directors on which they served during 2024, except for Philip Mintz. During the period, Mr. Mintz attended 71% of the aggregate number of meetings of our board of directors. Four directors attended our 2024 annual meeting of stockholders. The policy of our board of directors, as set forth in the Corporate Governance Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.
Committees of the Board of Directors
Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Audit Committee. Gary Meltzer (Chairperson), Michael Swell, Lisa Coca, and Roberta Sydney are the current members of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by the rules of the Securities and Exchange Commission (the “SEC”) governing the qualifications of Audit Committee members, our Charter, the Corporate Governance Guidelines and the charter of the Audit Committee. Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Mr. Meltzer qualifies as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate and at least one member of the Audit Committee has accounting and related financial management expertise as required by the charter of the Audit Committee.
The Audit Committee, which met five times during 2024, assists our board of directors in overseeing:
•	our accounting and financial reporting processes,
•	the integrity and audits of our financial statements,
•	our compliance with legal and regulatory requirements,
•	the qualifications and independence of our independent auditors, and
•	the performance of our internal and independent auditors.
In addition, the Audit Committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also approves all audit and non-audit services provided by the independent registered public accounting firm and the fees we pay for these services.
The Audit Committee has adopted procedures for the handling of reports pertaining to accounting, internal control and auditing matters. The Audit Committee oversees the receipt, retention and treatment of reports and complaints received or submitted pursuant to the foregoing procedures.
Compensation Committee. Michael Swell (Chairperson), Gary Meltzer, Lisa Coca and Roberta Sydney are the current members of the Compensation Committee of our board of directors (the “Compensation Committee”). Our board of directors has determined that all of the members of the Compensation Committee are independent as required by our Charter, the Corporate Governance Guidelines and the charter of the Compensation Committee. The Compensation Committee, which met two times during 2024, is responsible for overseeing our compensation programs. The Compensation Committee reviews the compensation paid by us to our directors and any benefits or compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. We are externally managed by ARIS Management, LLC (the “Adviser”) pursuant to an advisory agreement by and among the Adviser, ARIS Operating Partnership, L.P. (the “Operating Partnership”) and us (as amended, restated, or otherwise modified from time to time, the “Advisory Agreement”), and as of the date hereof we have no employees.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The specific responsibilities of the Compensation Committee are set forth in its charter, which is available for viewing on our website at www.gwms.apollo.com/realtyincomesolutions.
Nominating and Corporate Governance Committee. Roberta Sydney (Chairperson), Lisa Coca, Gary Meltzer and Michael Swell are the current members of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by our Charter, the Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee, which met four times during 2024, is responsible for:
•	assisting our board of directors in identifying individuals qualified to become members of our board of directors;
•	recommending director nominees to our board of directors to fill vacancies on the board;
•	recommending committee assignments for directors to our board of directors;
•	assessing the performance of our board of directors;
•	developing and recommending appropriate corporate governance principles and guidelines to our board of directors; and
•	reviewing and assessing our Code of Business Conduct and Ethics and monitoring any other corporate governance policies and procedures we may have from time to time.
The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which is available for viewing on our website at www.gwms.apollo.com/realtyincomesolutions.
Report of the Audit Committee
The Audit Committee has furnished the following report for our fiscal year ended December 31, 2024:
The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a charter adopted by our board of directors.
Management is primarily responsible for our financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.
The Audit Committee held five meetings in 2024. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly periodic reports and annual periodic reports, as applicable. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP the overall scope and plans for its audit.
At a meeting held subsequent to December 31, 2024, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the fiscal year ended December 31, 2024, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee also discussed with Deloitte & Touche LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements.
The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit services provided by Deloitte & Touche LLP.
Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is presenting this selection to our stockholders for ratification.
Gary Meltzer (Chairperson)
Michael Swell
Lisa Coca
Roberta Sydney
The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

CORPORATE GOVERNANCE
Role of the Board and Risk Oversight
Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction but does not implement our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the Adviser and our executive officers.
In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from the Adviser concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks, any environmental risks and any cyber risks, if applicable. The Adviser regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable real estate investment trust (“REIT”) and Investment Company Act of 1940 rules. Members of our board of directors routinely meet with the Adviser and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.
With respect to cybersecurity, our Audit Committee regularly interacts with, and receives reports from, our management, the Adviser, Apollo and other service providers. The Audit Committee of our board of directors receives presentations and reports on cybersecurity risks from Apollo’s Chief Security Officer or Chief Information Security Officer, at least annually. Additionally, Apollo and other service providers periodically report to management as it relates to cybersecurity practices. For more information on our cybersecurity risk management, strategy and governance, please refer to our annual report on Form 10-K for the year ended December 31, 2024, under Part I, Item 1C. Cybersecurity.
We maintain separate roles for our Chief Executive Officer and Chair of our board of directors.
Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of the Adviser. A majority of our current directors are “independent” in accordance with the criteria in our Charter, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors meet separately from the personnel of the Adviser on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of the Adviser and the selection and evaluation of directors.
Each director has the ability to add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors’ committee have complete and open access to the Adviser and its officers, employees and other personnel of the Adviser and its affiliates who support the Adviser in providing services to us under the Advisory Agreement.
Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and the Adviser. The current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.
In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors continuously reviews our policies, strategies and activities, including our corporate governance structure and other governance related matters from time to time, and considers whether any changes are necessary or desirable.

Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and officers. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Our Code of Business Conduct and Ethics is available on our website, https://gwms.apollo.com/realtyincomesolutions. If, in the future, we amend, modify or waive a provision of our Code of Business Conduct and Ethics, we may, rather than filing a current report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.
Corporate Governance Guidelines
Our board of directors has also adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are the composition of our board of directors and its functions and responsibilities, standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. Our Corporate Governance Guidelines are available on our website, https://gwms.apollo.com/realtyincomesolutions.
Human Capital
We are externally managed by the Adviser, an indirect subsidiary of Apollo, a high-growth, global alternative asset manager.
Apollo’s talent is instrumental to its success as a global alternative asset manager and retirement services provider. Investing in and fostering a modern and inclusive high-performance culture is core to Apollo’s operating business and delivering positive outcomes for Apollo’s shareholders and fund investors, and Apollo’s employee value proposition is designed to engage and develop talent to deliver maximum impact. Apollo believes its commitment to expanding opportunity across its ecosystem is central to the Apollo business model, an integrated platform which fosters strong collaboration across businesses and functions. Rooted in its core values, Apollo strives to build a culture where all of its people can excel and grow in their careers.
Talent Development
Apollo believes that ongoing professional development is a critical part of culture at Apollo and an important enabler of its investment process. Because of Apollo’s entrepreneurial culture, the breadth of its integrated platform, and its reputation for strong investment performance, Apollo believes it can attract, develop and retain top talent. Apollo has development programs in place across a variety of levels which demonstrate its commitment to developing, engaging and retaining its employees. In addition to training and annual review programs, Apollo has instituted annual employee surveys that measure employee satisfaction and engagement and help evaluate and guide human capital decision-making. Apollo works in partnership with its employees to maintain a strong culture which prioritizes excellence and outperforming expectations to advance Apollo’s goal of being a modern high-performance workplace that is also a great place to work.
Compensation and Benefits
Apollo works to offer a compelling employee value proposition to reward strong performance and support employees’ professional development and well-being. Apollo’s pay for performance compensation philosophy is designed to reward employees for performance and to align employee interests with the firm’s long-term growth and with Apollo’s shareholders. All of Apollo’s employees are granted stock through a range of equity-based compensation programs, including Apollo’s “One Apollo” stock program. Apollo’s benefits programs are intended to support employees and their families, and include healthcare, wellness initiatives, retirement programs, paid time off and family leave.
Expanding Opportunity
Apollo is committed to championing opportunity and fostering a culture of excellence where everyone has an opportunity to thrive. Apollo makes talent decisions based on the qualities necessary to succeed in its modern high-performance workplace, focusing on skills, experience, and performance that drive results, rather than demographic characteristics or preferences. Reducing individuals to a single trait — whether gender, race, or ethnicity — misses the full picture of their capabilities, contributions, and potential impact. At the same time, Apollo believes that a workforce of extraordinary people from a wide range of backgrounds and viewpoints helps Apollo solve complex problems, drive innovation, and achieve great results over the long term. Apollo is committed to expanding opportunity across its ecosystem – the workplace, in the marketplace, and in the communities where Apollo’s employees live and work – to ensure that Apollo attracts and grows the best talent and business partners from a wide range of backgrounds, perspectives, and experiences who can perform at the highest levels for Apollo.
Citizenship
Apollo seeks to actively invest in its communities and engage employees and other stakeholders in meaningful and impactful Citizenship Programs. Apollo offers its employees philanthropic, volunteer, and other forms of engagement to strengthen communities and expand opportunity around the globe. To empower employees to give back, Apollo hosts volunteer events and provides citizenship grants for matching gifts and volunteer rewards each year. Apollo is proud to amplify the efforts of employees, supporting the communities in which they live and the causes and organizations of greatest importance to them.
Apollo Opportunity Foundation
The Apollo Opportunity Foundation was launched in February 2022 to invest in non-profit organizations working to expand opportunity for underrepresented individuals. The Apollo Opportunity Foundation’s mission is to expand opportunity in communities where Apollo’s employees live and work around the globe by deploying capital and engaging Apollo’s employees to invest in career education, workforce development and economic empowerment for all. The Apollo Opportunity Foundation seeks to partner with organizations that are championed by Apollo employees to advance economic prosperity and expand opportunity for underrepresented individuals.
Corporate Responsibility
Apollo believes that taking all available factors into account can help drive value creation. Apollo has taken an integrated approach to incorporating financially significant environmental, social and/or governance considerations into Apollo’s investment analysis and decision-making process. Apollo’s strategy prioritizes the creation of economic value for its stockholders and addressing the needs of its clients and employees in a responsible way. Corporate responsibility and sustainability matters are reviewed by the sustainability and corporate responsibility committee of Apollo’s board of directors. Apollo has also adopted several policies, including an Environmental, Health and Safety Policy, a Human Rights Policy, and a Supplier Code of Conduct. In addition, Apollo publishes on its website an annual sustainability report, which provides further details about Apollo’s approach to corporate responsibility.
Director Independence
Our Charter and Corporate Governance Guidelines require a majority of the members of our board of directors to be “independent” directors in accordance with the criteria in our Charter. Our Audit Committee charter also requires that all members of the Audit Committee be independent. Our Nominating and Corporate Governance Committee has recommended, and our board of directors has determined that each of Lisa Coca, Roberta Sydney, Michael Swell, and Gary Meltzer are “independent” members of our board of directors under all applicable standards for independence, including with respect to their service on our Audit Committee.
Under our Charter, a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (commonly referred to as the “NASAA REIT Guidelines”), our Charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Apollo. A director is deemed to be associated with Apollo if he or she owns any interest in (other than an interest in us or an immaterial interest in an affiliate of us that was acquired and divested prior to the commencement of our initial offering (the “Offering”)), is employed by, is an officer or director of, or has any material business or professional relationship with Apollo, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Apollo or advised by the Adviser. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from Apollo exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with Apollo. Our Charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our Charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.
Identification of Director Candidates
In accordance with the Corporate Governance Guidelines and its charter, the Nominating and Corporate Governance Committee assists our board of directors in identifying individuals qualified to become director candidates for our board of directors and recommends director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Nominating and Corporate Governance Committee.
We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Corporate Governance Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment, be committed to representing the long-term interests of our Company and its stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee assists our board of directors in reviewing director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.
Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee assesses potential candidates. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, it is one of the factors that the Nominating and Corporate Governance Committee takes into account when evaluating director candidates. Our director nominees include a total of two women, including one nominee who identifies as an underrepresented minority. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chair of our board of directors and our Chief Executive Officer, and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.
Insider Trading Policy; Hedging and Speculative Trading
Our board of directors has adopted an insider trading policy (our “insider trading policy”) governing the purchase, repurchase or sale of our securities by employees, partners, employee directors and officers of Apollo and us, and our independent directors, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations. In addition, it is our practice to comply with applicable laws and regulations relating to insider trading.

Our insider trading policy prohibits the covered persons from engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock (other than securities granted under the 2022 Equity Incentive Plan or a successor plan) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
Personal Loans to Executive Officers and Directors
We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.
Communications with the Board of Directors
Our board of directors has approved a process to enable communications with the independent members of the board of directors or the chairperson of any of the committees of the board of directors. Communications by email should be sent to ARISstockholdercommunications@apollo.com. Communications by regular mail should be sent to the attention of our Secretary at our office at 9 West 57th Street, 42nd Floor, New York, New York 10019. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our Secretary, or such other person as appointed by our Secretary, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Our board of directors has approved this communication process.
Executive Sessions of Independent Directors
The independent directors serving on our board of directors meet in executive sessions quarterly at regularly scheduled meetings of our board of directors. These executive sessions of our board of directors are presided over by the Chair or one of the independent directors serving on our board of directors selected on an ad-hoc basis.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
Our Chief Executive Officer is Mr. Jess Lipsey. Our Chief Operating Officer is Mr. Benjamin Israel. Our Chief Financial Officer, Treasurer and Secretary is Ms. Anastasia Mironova. For Mr. Lipsey’s biography, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.” The following sets forth the biographical information for Mr. Israel and Ms. Mironova.
Benjamin Israel, 38, has served as our Chief Operating Officer since November 2024. He has served as Deputy Chief Investment Officer of the Adviser since December 2024. He is a Managing Director in the real estate group at Apollo. Mr. Israel is responsible for sourcing and executing real estate related investment opportunities in the public and private credit markets and developing and implementing strategic growth initiatives within Apollo's global real estate business. He currently serves on the board of directors of Petros PACE Finance, Inspire Realty Services, Inc., and New Destiny Housing, a non-profit focused on providing permanent housing and services to domestic violence victims and their families. Prior to joining Apollo in 2012, Mr. Israel was a member of the Real Estate Investment Banking group at Goldman Sachs. He graduated cum laude from the College of William & Mary with a Bachelor of Arts with double majors in Economics and Finance.
Anastasia Mironova, 40, has served as our Chief Financial Officer, Treasurer and Secretary since March 2025. Ms. Mironova previously served as our Interim Chief Financial Officer, Treasurer and Secretary from March 2024 to March 2025. Ms. Mironova is responsible for managing the day-to-day accounting function as well as quarterly and annual financial and regulatory reporting. Ms. Mironova also has served as the Chief Financial Officer, Treasurer and Secretary of ARI since joining Apollo in April 2022. Prior to joining Apollo, she served from May 2021 to April 2022 as a partner focused on public REITs and debt funds at BDO USA, LLP (“BDO”). Prior to BDO, Ms. Mironova spent 15 years until April 2021 at Deloitte (including Deloitte & Touche LLP and Deloitte CIS), where her main area of focus was public mortgage REITs. Ms. Mironova graduated from the Finance Academy under the Government of the Russian Federation with a Masters in Finance and Credit. She is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Officer Compensation
We are externally managed by the Adviser and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Compensation of Directors
Our independent directors receive an annual retainer of $100,000, plus an additional retainer of $10,000 to each chairperson of the Audit, Compensation, and Nominating and Corporate Governance Committees. On an annual basis, $25,000 is paid in the form of an annual grant of restricted stock based on the then-current per share transaction price of our Class E Common Stock at the time of grant and the remaining amount is paid in cash. The restricted stock granted will generally vest and become non-forfeitable on the one-year anniversary of the grant date, provided, in each case, that the independent director is providing services to us as a director on each such vesting date.
We do not intend to pay our independent directors additional fees for attending board meetings, but we intend to reimburse each of our independent directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with Apollo, including the Adviser, will not receive additional compensation for serving on the board of directors or committees thereof.
The following table summarizes the compensation received by our independent directors in the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash($)	Restricted Stock Awards($)(1)	Total ($)
Lisa Coca	75,000	25,000	100,000
Gary Meltzer	85,000	25,000	110,000
Michael Swell	85,000	25,000	110,000
Roberta Sydney	85,000	25,000	110,000

(1)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2024.
Equity Incentive Plan Information
We have adopted the Apollo Realty Income Solutions, Inc. 2022 Equity Incentive Plan.
Purpose. The purpose of the 2022 Equity Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, consultants and advisors can acquire and maintain an equity interest in us or be paid incentive compensation, including incentive compensation measured by reference to the value of our Common Stock. This equity interest will strengthen our participants’ commitment to our welfare and will align their interests with those of our stockholders.
Administration. The 2022 Equity Incentive Plan is administered by the Compensation Committee or another subcommittee of our Compensation Committee to which it has properly delegated power, or if no such committee or subcommittee exists, our board of directors. The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2022 Equity Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2022 Equity Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the 2022 Equity Incentive Plan; adopt sub-plans; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2022 Equity Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2022 Equity Incentive Plan. Unless otherwise expressly provided in the 2022 Equity Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2022 Equity Incentive Plan or any award or any documents evidencing awards granted pursuant to the 2022 Equity Incentive Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders. The Compensation Committee may make grants of awards to eligible persons pursuant to terms and conditions set forth in the applicable award agreement, including subjecting such awards to performance criteria listed in the 2022 Equity Incentive Plan.
Restricted Shares and Restricted Stock Units. The Compensation Committee may grant restricted shares of our Common Stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of Common Stock for each restricted stock unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of our Common Stock, subject to the other provisions of the 2022 Equity Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of Common Stock, including, without limitation, the right to vote such restricted shares of Common Stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units.
Effect of Certain Events on 2022 Equity Incentive Plan and Awards. In the event of (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, issuance of warrants or other rights to acquire shares of Common Stock or other securities, or other similar corporate transaction or event that affects the shares of Common Stock (including a change in control, as defined in the 2022 Equity Incentive Plan), or (2) unusual or nonrecurring events affecting our Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (1) or (2), an “Adjustment Event”), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the 2022 Equity Incentive Plan with respect to the number of awards which may be granted under the 2022 Equity Incentive Plan, (B) the number of shares of Common Stock or other securities of our Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2022 Equity Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (i) the number of shares of Common Stock or other securities of our Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (ii) the exercise price or strike price with respect to any award, or (iii) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other holders of our Common Stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of Common Stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.

Nontransferability of Awards. Each award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2022 Equity Incentive Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the 2022 Equity Incentive Plan or for changes in U.S. GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under the 2022 Equity Incentive Plan (except for adjustments in connection with certain corporate events); or (3) it would materially modify the requirements for participation in the 2022 Equity Incentive Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.
The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the 2022 Equity Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the 2022 Equity Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (2) the Compensation Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by our board of directors or the Compensation Committee and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to us.
The following table presents certain information about our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	—	$—	9,990,289
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	9,990,289

Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of August 27, 2025, information regarding the number and percentage of outstanding shares of our Common Stock owned by each director, , each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 9 West 57th Street, 42nd Floor, New York, NY 10019.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Executive Officers(1)
Stuart Rothstein	—	—
Jess Lipsey	—	—
Benjamin Israel	—	—
Anastasia Mironova	—	—
Philip Mintz	9,903	*
Lisa Coca(2)	3,598	*
Gary Meltzer(2)	3,598	*
Michael Swell(2)	27,208	*
Roberta Sydney(2)	13,120	*
All directors and executive officers as a group (nine persons)	57,427	*
Greater than 5% Beneficial Owners
CI PM Growth Fund BL LP(3)	4,508,728	7.57%
AAA Sub Fund 2-Y, L.P.(4)	5,578,237	8.56%

*	Represents less than 1%.
(1)	The business address of each director and executive officer is c/o Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.
(2)
Includes unvested shares of restricted Common Stock granted to our directors pursuant to our 2022 Equity Incentive Plan as follows: (a) Ms. Coca – 1,170 shares of restricted Common Stock; (b) Mr. Meltzer – 1,170 shares of restricted Common Stock; (c) Mr. Swell – 1,170 shares of restricted Common Stock; and (d) Ms. Sydney – 1,170 shares of restricted Common Stock.

(3)	The business address for CI PM Growth Fund BL LP is 15 York Street, Toronto, Ontario M5J 0A3.
(4)
Represents 5,578,237 Class A-I units held of record by AAA Sub Fund 2-Y, L.P. (“AAA Sub-Fund”), which units may be redeemed for cash, or at our option, for shares of our Common Stock on a one-for-one basis. Apollo Aligned Alternatives Advisors, L.P. (“AAA Advisors”) is the general partner of AAA Sub-Fund. AAA Advisors GP, LLC (“AAA Advisors GP”) is the general partner of AAA Advisors. APH Holdings (DC), L.P. (“APH Holdings”) is the managing member of AAA Advisors GP. Apollo Principal Holdings B GP, LLC (“Apollo Principal Holdings B”) is the general partner of APH Holdings. Apollo Principal Holdings B is managed by a board of managers consisting of Marc Rowan, Scott Kleinman and James Zelter. Each of AAA Advisors, AAA Advisors GP, APH Holdings, Apollo Principal Holdings B and Messrs. Rowan, Kleinman and Zelter disclaim beneficial ownership of the shares of Common Stock listed above. The address of each of AAA Sub-Fund and Apollo Principal Holdings B is 9 West 57th Street, 42nd Floor, New York, New York, 10019. The address of each of AAA Advisors, AAA Advisors GP, and APH Holdings is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following describes all transactions during the fiscal year ended December 31, 2024, and currently proposed transactions involving us, our directors, the Adviser, Apollo and any affiliate thereof.
Our Relationship with the Adviser and Apollo
We are externally managed by the Adviser, which is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Adviser is an affiliate of Apollo. All of our officers and directors, other than the independent directors, are employees of the Adviser. We have and will continue to have certain relationships with the Adviser and its affiliates.
Advisory Agreement
Our board of directors has delegated to the Adviser the sourcing, evaluating and monitoring of our investment opportunities and the decision making related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of Apollo to achieve our investment goals and objectives.
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:
•
serving as an adviser to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•
sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

•
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;
•	serving as our adviser with respect to decisions regarding any of our financings, hedging activities or borrowings; and
•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.
All related party transactions will be disclosed in our applicable filings with the SEC as required under applicable securities law rules and regulations.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Management Fee
As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.25% of the most recent prior month’s net asset value (“NAV”) for shares of Class S Common Stock, Class D Common Stock and Class I Common Stock per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for shares of Class F-I Common Stock and Class A-I Common Stock per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for shares of Class A-III Common Stock per annum payable monthly; provided that, for the period from April 1, 2023 through January 2, 2027, this management fee will be reduced to 0.85% of NAV for shares of Class A-III Common Stock per annum payable monthly. The lower management fees associated with the anchor shares will not be borne by the other share classes in the Offering. Additionally, to the extent that our Operating Partnership issues Operating Partnership limited partnership units of the Operating Partnership (the “Operating Partnership units”) to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class S units, Class D units and Class I units not held by us; (2) 1.00% of NAV of the Operating Partnership attributable to Class F-I units and Class A-I units not held by us; and (3) 1.00% of NAV of the Operating Partnership attributable to Class A-III units not held by us provided that, for the period from April 1, 2023 through January 2, 2027, this management fee will be reduced to 0.85% of NAV of the Operating Partnership attributable to Class A-III units not held by us, in each case per annum payable monthly. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E Common Stock or Class E units, and as a result, it is a class-specific expense. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on shares of our Common Stock.
During the fiscal year ended December 31, 2024, we incurred management fees of $7.8 million. For the fiscal year ended December 31, 2024, the Adviser elected to receive its management fee in shares of Class E Common Stock and Class E units. In connection with the Adviser’s election, we issued 301,844 shares of Class E Common Stock and 52,546 Class E units to the Adviser during the fiscal year ended December 31, 2024, in satisfaction of the management fee from January through November 2024. The Adviser elected to reinvest the dividends declared on the shares of Class E Common Stock and Class E units issued for its management fee. In connection with such dividend reinvestment, we issued 13,932 shares of Class E Common Stock and 5,946 Class E units to the Adviser in lieu of cash for the dividends paid during the fiscal year ended December 31, 2024.
Performance Participation Allocation
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), ARIS Special Limited Partner, LLC (the “Special Limited Partner”) holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (1) 12.5% of the Total Return with respect to Class S units, Class D units and Class I units and (2) 9.0% of the Total Return with respect to Class F-I units, subject to a 5% Hurdle Amount and a High Water Mark with respect to such units, with a Catch-Up (each term as defined in the limited partnership agreement of the Operating Partnership, by and among us, as general partner, the Special Limited Partner and the limited partners party thereto from time to time, (as amended, restated or otherwise modified from time to time, the “Limited Partnership Agreement”)). Such allocation will be made annually and accrue monthly.
Under the Limited Partnership Agreement, the performance participation interest will not be paid on Class A-I units, Class A-III units or Class E units, and as a result, it is a class-specific expense. To the extent no performance participation allocations will be paid with respect to the Class A-I units, Class A-III units or Class E units, the performance participation allocations associated with the classes other than the Class A-I units, Class A-III units or Class E units will not be affected because the fees are class-specific expenses.
Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•
First, if the Total Return with respect to Class S units, Class D units, Class I units and Class F-I units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership units, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units equals 12.5% (with respect to Class S units, Class D units or Class I units) or 9.0% (with respect to Class F-I units) of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership units for that period and (y) any amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, (i) with respect to Class S units, Class D units or Class I units, 12.5% of such remaining Excess Profits and (ii) with respect to Class F-I units, 9.0% of such remaining Excess Profits.

“Total Return” with respect to any Operating Partnership units for any period since the end of the prior calendar year will equal the sum of:
(i)	all distributions accrued or paid (without duplication) on such Operating Partnership units plus
(ii)
the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of additional Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Operating Partnership units.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of any relevant units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.
“Hurdle Amount” with respect to any Operating Partnership units means, for any period during a calendar year, that amount that results in a 5% annualized internal rate of return on the NAV of such Operating Partnership units outstanding at the beginning of the then-current calendar year and such Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of any such Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of such Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any such Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” with respect to any Operating Partnership units will initially equal zero and will cumulatively increase by the absolute value of any negative annual Total Return with respect to such Operating Partnership units and decrease by any positive annual Total Return with respect to such Operating Partnership units, provided that each Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”
During the fiscal year ended December 31, 2024, the Special Limited Partner recognized $0.4 million related to the performance participation allocation, which was issued in Class E units subsequent to year end.
Expense Reimbursement
We will reimburse the Adviser for out-of-pocket expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our Common Stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including but not limited to fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Apollo Accounts)).

“Other Apollo Accounts” means investment funds, REITs, vehicles, accounts, products and/or other similar arrangements, including insurance dedicated funds (“IDFs”) sponsored, advised, and/or managed by Apollo or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Apollo or its affiliates side-by-side or additional general partner investments with respect thereto).
Organizational and Offering Costs
The Adviser and its affiliates advanced $8.0 million of organization and offering expenses (including legal, accounting, and other expenses attributable to our organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) on our behalf through December 22, 2023. We reimburse the Adviser and its affiliates for all such advanced expenses ratably over a 60-month period beginning on December 22, 2024. After December 22, 2023, we reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.
General and Administrative Expenses
The Adviser and its affiliates advanced $7.3 million of general and administrative expenses on our behalf as of December 22, 2023. We reimburse the Adviser for all such advanced costs ratably over a 60-month period beginning on December 22, 2024.
Terms and Termination Rights under the Advisory Agreement
The term of the Advisory Agreement is one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors evaluate the performance of the Adviser before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of the applicable meetings of the independent directors. The Advisory Agreement may be terminated:
•	immediately by us (1) for “cause” or (2) upon the bankruptcy of the Adviser;
•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•	upon 60 days’ written notice by the Adviser.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that the successor advisor possess sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Reimbursement by the Adviser
The Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income (the “2%/25% Guidelines”).
Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q, or annual report on Form 10-K, or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
For purposes of these limits:
•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our Charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property) with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions.

•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

For the fiscal year ended December 31, 2024, we were still within the grace period noted above and therefore were not required to compute the above expense limits.
Fees and Reimbursements Paid to the Adviser and Affiliates of the Adviser
During the fiscal year ended December 31, 2024, we issued 301,844 shares of Class E Common Stock and 52,546 Class E units to the Adviser as payment for its management fee earned from December 2023 through November 2024 totaling $7.5 million.
During the fiscal year ended December 31, 2024, we reimbursed the Adviser $6.8 million for expenses paid on our behalf.
Independent Directors’ Review of Compensation
Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. Our independent directors supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;
•	the success of the Adviser in generating investments that meet our investment objectives;
•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);
•	the quality and extent of the services and advice furnished by the Adviser;
•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.
Dealer Manager Agreement
We have entered into a Dealer Manager Agreement with Apollo Global Securities, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our Common Stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the Offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. The Dealer Manager is a registered broker-dealer affiliated with the Adviser.
Upfront Selling Commissions and Dealer Manager Fees
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of 0.5%, of the NAV per share of each share of Class S Common Stock sold in the primary offering; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the NAV per share of each share of Class D Common Stock sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
For the fiscal year ended December 31, 2024, the costs of raising capital in offerings during the period, which represent all upfront selling commissions, upfront dealer manager fees, stockholder servicing fees and organization and offering costs accrued by us during the fiscal year ended December 31, 2024, represented 0.3% of the capital raised.
Stockholder Servicing Fee
Subject to the Financial Industry Regulatory Authority’s limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to the outstanding shares of our Class S Common Stock equal to 0.85% per annum of the aggregate NAV of the outstanding shares of our Class S Common Stock and (ii) with respect to the outstanding shares of our Class D Common Stock equal to 0.25% per annum of the aggregate NAV of the outstanding shares of our Class D Common Stock. We do not pay a stockholder servicing fee with respect to the outstanding shares of our Class I Common Stock, Class F-I Common Stock, Class A-I Common Stock, Class A-III Common Stock, or Class E Common Stock. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.
The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pay) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to shares of Class S Common Stock or Class D Common Stock are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any share of Class S Common Stock or Class D Common Stock held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such share of Class S Common Stock or Class D Common Stock (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of shares of Class I Common Stock (or fraction thereof) with an equivalent aggregate NAV as such share. We cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares.
Fees Paid to the Dealer Manager
For the fiscal year ended December 31, 2024, we paid the Dealer Manager $4 thousand for upfront selling commissions, dealer manager fees or stockholder servicing fees.
Affiliate Service Agreements
We may retain certain of the Adviser’s affiliates for necessary services relating to our investments or operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. Any such arrangements will be at market terms and rates.
Affiliate Title Agent Provider
We have engaged Nations Land Services, L.P. (“Nations”), a title agent company in which Apollo has a majority ownership. Nations acts as a title agent in facilitating and issuing title insurance in connection with investments by us, our affiliates, and related parties, and third parties. Apollo receives distributions from Nations in connection with our investments based on its equity interest in Nations. In each case, there will be no related offset to us. During the fiscal year ended December 31, 2024, we incurred $0.1 million of expenses for services provided by Nations.
Client Services Provider
We have engaged Lyra Client Solutions Holdings, LLC (“Lyra”), an end-to-end client service platform affiliated with Apollo. Lyra provides administration, data management, trade operations, investor onboarding and servicing, technology and other similar services for institutional, global wealth, global family office and retail investors. During the fiscal year ended December 31, 2024, we did not incur any expenses for services provided by Lyra.
Apollo Carry Award Plan
From time to time, Apollo has compensated and may continue to compensate certain of its employees, who also may serve as our directors and officers, using carry award plans established by Apollo. Some of those plans may include metrics that are tied to our performance. We understand from Apollo that certain of our directors and officers will participate in at least one such plan whose metrics are tied to our performance.
Indemnification Agreements with Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Charter. We also maintain a directors and officers insurance policy.

Related Party Transaction Policies and Procedures
In order to reduce or eliminate certain potential conflicts of interest, our Charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with Apollo, the Adviser, our directors or their respective affiliates. The types of transactions covered thereby include the compensation paid to the Adviser, decisions to renew our Advisory Agreement, acquisitions or leases of assets, mortgages and other types of loans and any other transaction in which Apollo, the Adviser or any of our directors have an interest, reimbursement of operating expenses in excess of the 2%/25% Guidelines, issuances of options and warrants and repurchases of shares. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.
Our board of directors has also adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” as defined under Item 404 of Regulation S-K under the Securities Act. The policy covers any related person transaction that meets the minimum threshold for disclosure in this Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:
Policies
•
Any covered related party transaction must be approved by our board of directors or by the Audit Committee or a committee appointed by our board of directors consisting solely of disinterested directors (each an “Appointed Committee”). In considering a related party transaction, our board of directors or the Appointed Committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives to the transaction; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•
On at least an annual basis, our board of directors or the Appointed Committee, as applicable, will monitor each related party transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures
•
Management or the affected director or executive officer will bring a potential related party transaction matter to the attention of the Chairperson of the Audit Committee or, if the Chairperson of the Audit Committee is the affected director, to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

•
The appropriate Chairperson will determine whether a particular matter is a related party transaction under the Related Party Transaction Policies and Procedures, and, therefore, should be considered by our board of directors or the Appointed Committee.

•
If a director is involved in a potential related party transaction, such director will be recused from all discussions and decisions by our board of directors or the Appointed Committee about the transaction.

•
Each related party transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable after our board of directors learns of the transaction.

•
No director will participate in any discussion or approval of a related party transaction for which such director is a related party, except that the director must provide all material information concerning the interested transaction to our board of directors or the Appointed Committee.

•
If a related party transaction will be ongoing, our board of directors or the Appointed Committee may establish guidelines for our Company to follow in its ongoing dealings with the related party. Thereafter, the Board or the Appointed Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to see that such Related Party is in compliance with the guidelines set and that the related party transaction remains appropriate.

•	All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.
We have also adopted a Code of Business Conduct and Ethics that applies to each of our officers and directors, which we refer to as “Covered Persons.” The Code of Business Conduct and Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the Covered Persons, Apollo, the Adviser and their respective affiliates.

OTHER MATTERS
Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.
SUBMISSION OF STOCKHOLDER PROPOSALS
Any stockholder intending to present a proposal at our 2026 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than May 11, 2026 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.
Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2026 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2026 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by 5:00 p.m., Eastern Time, on May 11, 2026, but in no event earlier than April 11, 2026.
In addition to satisfying the notice requirements under our Bylaws, any stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than management’s nominees at least 60 days before the anniversary of the prior year’s annual meeting, which, for statements delivered with respect to the 2026 annual meeting, will be September 26, 2025. If our 2026 annual meeting is changed by more than 30 calendar days from the first anniversary of our 2025 annual meeting, stockholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made.
Any such nomination or proposal should be sent to our Secretary at Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019 and, to the extent applicable, must include the information and other materials required by our Bylaws.
HOUSEHOLDING OF PROXY MATERIALS
The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders who hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.
If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, Attn: Secretary or by calling our investor relations team at (212) 515-3200.
MISCELLANEOUS
We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors and executive officers by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors or executive officers for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT APOLLO REALTY INCOME SOLUTIONS, INC., 9 WEST 57TH STREET, 42ND FLOOR, NEW YORK, NEW YORK 10019.

By Order of the Board

/s/ Anastasia Mironova
Anastasia Mironova Chief Financial Officer, Treasurer and Secretary

New York, New York
September 8, 2025

APOLLO REALTY INCOME SOLUTIONS, INC.
9 W 57TH ST
42ND FL
NEW YORK, NY 10019

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARIS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79150-P37419

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APOLLO REALTY INCOME SOLUTIONS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Lisa Coca	☐	☐	☐
1b. Jess Lipsey	☐	☐	☐
1c. Gary Meltzer	☐	☐	☐
1d. Philip Mintz	☐	☐	☐
1e. Stuart Rothstein	☐	☐	☐
1f. Michael Swell	☐	☐	☐
1g. Roberta Sydney	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as Apollo Realty Income Solutions, Inc.'s independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V79151-P37419

APOLLO REALTY INCOME SOLUTIONS, INC.
Annual Meeting of Stockholders
November 25, 2025, 1:00 p.m. Eastern Time
This proxy is solicited by the Board Of Directors of Apollo Realty Income Solutions, Inc.

By signing this proxy, you appoint Jess Lipsey, Anastasia Mironova, and Jessica Lomm, or any of them, with full power of substitution in each of them, to attend the 2025 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on November 25, 2025, at 1:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you as if personally present at the Meeting. The Meeting will be held virtually at www.virtualshareholdermeeting.com/ARIS2025. In order to attend the Meeting, you must register at www.proxyvote.com by 11:59 p.m. Eastern Time, on November 22, 2025.

When this proxy is properly executed, the votes that you are entitled to cast will be cast in the manner directed herein. If no such direction is made, the votes that you are entitled to cast will be cast in accordance with the recommendations of the Board of Directors. The votes that you are entitled to cast will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side